SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Neogen Corporation

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September 2, 2008

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Neogen Corporation on Thursday, October 9, 2008, at 10:00 a.m. Eastern Time. The Annual Meeting will be held at the University Club of Michigan State University at 3435 Forest Road in Lansing, Michigan.

The Annual Meeting will feature a report on Neogen’s business activities, and voting on the election of directors, and the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the current fiscal year. On the following pages you will find the notice of the Annual Meeting of Shareholders and the proxy statement.

It is important that your shares are represented at the Annual Meeting, regardless of how many shares you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible. Sending a proxy card will not affect your right to vote in person if you attend the meeting.

Sincerely,

James L. Herbert

Chairman & Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting,

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

620 Lesher Place

Lansing, MI 48912

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS OF NEOGEN CORPORATION

Date:	October 9, 2008

Time:	10:00 a.m., Eastern Time

Place:	The University Club of Michigan State University, 3435 Forest Road, Lansing, Michigan 48909

Items of Business:

•	The election of three Class III directors, each to serve for a three year term;

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009; and

•	To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

All shareholders are cordially invited to attend the meeting. At the meeting, you will hear a report on the Company’s business and have a chance to meet the directors and executive officers. A copy of the 2008 Annual Report is enclosed.

Only shareholders of record at the close of business on August 15, 2008 are entitled to notice of and to vote at the meeting.

Your vote is important. Please vote your shares promptly. To vote your shares complete, sign, date and return your proxy card. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

Richard R. Current

Secretary

September 2, 2008

Neogen Corporation

620 Lesher Place

Lansing, MI 48912

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

October 9, 2008

GENERAL INFORMATION

These proxy materials are provided in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of Neogen Corporation (the “Annual Meeting”) to be held on Thursday, October 9, 2008 at 10:00 am, local time, at the University Club of Michigan State University, 3435 Forest Road, Lansing, Michigan 48909, and at any adjournment of the meeting. The solicitation will begin on or about September 8, 2008.

There are two proposals scheduled to be voted on at the Annual Meeting:

•	Election of three directors;

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use exercise by the filing of a written notice of revocation with our Secretary, by delivering to our Secretary a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

All shares represented by a properly executed proxy will be voted unless the proxy is revoked. If a choice is specified, it will be voted in accordance with the specification. If no choice is specified, the proxy holders will vote the shares in accordance with the recommendations of the Board of Directors, which are set forth with the discussion of each matter later in this Proxy Statement. In summary, the Board recommends that you vote:

•	FOR the election of the nominees for directors; and

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.

In addition, the proxy holders may vote at their discretion with respect to any other matter that may properly come before the meeting. All shareholders at the close of business on August 15, 2008, the record date for the meeting, are entitled to vote at the meeting. On August 15, 2008 there were 14,571,346 shares of the Company’s common stock outstanding. For each proposal, each shareholder is entitled to one vote for each share of Neogen Corporation common stock owned at that time.

If you are a shareholder of record, you may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you should indicate your name and title or capacity.

You may also vote in person at the Annual Meeting or may be represented by another person at the meeting by executing a proper proxy designating that person.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you will receive instructions from the street name holder that you must follow in order to have your shares voted.

If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

Broker non-votes on a matter occur when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and no instruction is given. Absent instruction from you, a street name holder may vote your shares in its discretion on the election of directors and ratification of the appointment of Ernst & Young LLP.

In the election of directors, the three nominees receiving the highest number of votes will be elected. The other matter requires the affirmative vote of a majority of the votes cast at the meeting. Votes that are withheld with respect to the election of directors and abstentions on the other matter are not counted as votes cast.

PROPOSALS FOR SHAREHOLDER ACTION

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Company shall have at least five and no more than nine directors, with the exact number to be determined by the Board. The Board of Directors currently is comprised of nine directors. The directors are classified into three classes to serve for the terms set forth next to their names or until their successors have been duly qualified and elected.

Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for director are currently directors of the Company. If any nominee becomes unavailable for any reason it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by vote of a majority of the directors then in office for a term expiring at the next Annual Meeting of shareholders.

Nominees	Expiration of Proposed Term
Class III:
James L. Herbert	2011
G. Bruce Papesh	2011
Thomas H. Reed	2011

Directors Continuing in office	Expiration of Term
Class I:
Lon M. Bohannon	2009
A. Charles Fischer	2009
Gordon E. Guyer, Ph.D.	2009

Class II:
Jack C. Parnell	2010
Robert M. Book	2010
Clayton K. Yeutter, Ph.D	2010

Name of Director	Age	Position	Director Since
James L. Herbert	68	Chairman and CEO of the Company, Director	1982
Lon M. Bohannon	55	President and COO of the Company, Director	1996
Thomas H. Reed (2)(3)	63	Director	1995
Robert M. Book (2)(3)(4)	78	Director	1990
Gordon E. Guyer, Ph.D. (3)	82	Director	1990
A. Charles Fischer (1)	66	Director	2006
G. Bruce Papesh (2)	61	Director	1993
Jack C. Parnell (1)(4)	73	Director	1993
Clayton K. Yeutter, Ph.D.	78	Director	2007

(1)	Member, Compensation Committee
(2)	Member, Stock Option Committee
(3)	Member, Audit Committee
(4)	Member of Nominating Committee

The following is a brief summary of the business experience, for at least the past five years, for each of the nominees for, and the current members of, the Board of Directors.

Nominees for the Board of Directors:

James L. Herbert is Chairman of the Board and Chief Executive Officer of Neogen Corporation. Previously he was President, Chief Executive Officer, and a Director of the Company since he joined Neogen in June 1982. He resigned as President, but remained as CEO and was named Chairman in 2006. Prior to joining Neogen he held the position of Corporate Vice President of DeKalb Ag Research, a major agricultural genetics and energy company. He has management experience in animal biologics, specialized chemical research, medical instruments, aquaculture, animal nutrition, and poultry and livestock breeding and production.

G. Bruce Papesh was elected to the Board of Directors in October 1993 and was Secretary from October 1994 to October 1999. Since 1987, Mr. Papesh has served as President of Dart, Papesh & Company Inc., member SIPC and FINRA, an investment consulting and financial services firm. Mr. Papesh also served until October 1, 2001 on the Board of Directors of Immucor, Inc., a publicly traded immunodiagnostics company that manufactures and markets products for the human clinical blood bank industry.

Thomas H. Reed was elected to the Board of Directors in October 1995 and was elected Secretary in October 1999 and resigned as secretary in 2007. Mr. Reed is Special Assistant to the President of Packerland Packing Company. Prior to assuming that position, he served as Vice President of Michigan Livestock Exchange Marketing, a division of Southern States Cooperative, Inc. and prior to that as President and Chief Executive Officer of the Michigan Livestock Exchange. Mr. Reed is a former member of the Board of Directors of the National Livestock Producers Association and is a former chairman of the Michigan State University Board of Trustees.

The Board of Directors recommends a vote FOR the above nominees.

Other current members of the Board of Directors:

Lon M. Bohannon is President and Chief Operating Officer of Neogen Corporation. He was elected to the Board of Directors in October 1996. Mr. Bohannon joined Neogen in October 1985 as Vice President of Finance, was promoted to Vice President—Administration and Chief Financial Officer in November 1994 and was named Chief Operating Officer in 1999 and President and COO in 2006. He is responsible for all areas of the Company’s operations except research and corporate development. A CPA, Mr. Bohannon served as Administrative Controller for Federal Forge, Inc., a metal forging and stamping firm, from March 1980 until October 1985, and was associated with the public accounting firm of Ernst & Young from June 1975 to March 1980.

Robert M. Book was elected to the Board of Directors in November 1990. Since January 1993, Mr. Book has served as President of AgriVista, Inc., a company that provides agricultural consulting and marketing services. He served as President of the Indiana Institute of Agriculture, Food and Nutrition from 1983 through 1992. He was formerly Group Vice President of Agriculture Marketing for Elanco Products Company, a division of Eli Lilly & Co.

Dr. Gordon E. Guyer joined the Board of Directors in January 1990. Dr. Guyer retired in 1996 as Director of the Michigan Department of Agriculture, a position he held since 1993. Dr. Guyer served as President of Michigan State University from 1991 to 1993 and was Vice President of Governmental Affairs for the University from 1988 until 1991. From 1986 to 1988, he was Director of the Department of Natural Resources for the State of Michigan.

A. Charles Fischer was President and CEO of Dow AgroSciences and a member of Dow Chemical Company’s Executive Management Team until his retirement in 2004. He was elected to the Board of Directors in October 2006. Mr. Fischer’s career with Dow Chemical spanned 37 years and included assignments in South America, Europe, the Middle East and Africa. He served as president of CropLife International and CropLife America, is past chairman of the National FFA Foundation and was associated in various capacities with the Central Indiana Life Sciences Initiative and the Biotechnology Industry Organization.

Jack C. Parnell was elected to the Board of Directors in October 1993 and as Chairman of the Board in October, 2001. In 2006 Mr. Parnell resigned as Chairman, but remained a Director. Since 1991, he has held the position of Governmental Relations Advisor with the law firm of Kahn, Soares and Conway. In 1989, Mr. Parnell was appointed by President George H. W. Bush to serve as Deputy Secretary of the U.S. Department of Agriculture. From 1983 to 1989, he served in three different senior governmental positions for the State of California, including Secretary of the California Department of Food and Agriculture from 1987 to 1989. The firm of Kahn, Soares and Conway currently acts as the Company’s government relations advisor. See also “Information about the Board and Corporate Governance matters”.

Dr. Clayton K. Yeutter was first elected to the Board of Directors, on July 26, 2007. Dr. Yeutter has been actively involved in his family’s ranching and cattle feeding operation in Nebraska over his lifetime. Also during that time he has served in sub-cabinet or cabinet level positions under four Presidents of the United States, with his last position as Secretary of Agriculture under President George H. W. Bush. Dr. Yeutter is a former CEO of the Chicago Merchantile Exchange and he has also served on the Boards of Directors of Caterpillar, Texas Instruments, Weyerhaeuser Company, ConAgra Foods and Zurich Financial Services, among several others. He currently serves on the Boards of Directors of American Commercial Lines, Burlington Capital Group, Covanta Holding Company, and the Chicago Climate Exchange.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for 2009. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. The affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required for ratification. The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2010. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Neogen Corporation and its shareholders.

Relationship with Ernst & Young

Ernst & Young LLP has acted as the Company’s independent registered public accounting firm for more than five years. Ernst & Young LLP has advised that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The fees billed by Ernst & Young LLP with respect to the years ended May 31, 2008 and 2007 were as follows:

	2008	2007
Audit Fees	$242,250	$239,275
Audit-Related Fees	5,600	—
Tax Fees	4,800	12,155
All Other Fees	—	—

Audit Fees include amounts billed for the annual audit of the Company’s fiscal year Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the Forms 10-Q, and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for general accounting consultations and services that are unrelated to the annual audit. It is expected that Ernst & Young LLP will provide similar non-audit services during the fiscal year 2009. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Under its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by Ernst & Young LLP other than non-audit services that satisfy a deminimus exception provided by applicable law. In the event management wishes to engage Ernst & Young LLP to perform non-audit services, a summary of the proposed engagement is prepared detailing the nature of the engagement, the reasons why Ernst & Young LLP is the preferred provider of the services and the estimated duration and cost of the engagement. The Audit Committee reviews and evaluates recurring non-audit services and their proposed fees as the need arises at their regularly scheduled committee meetings. At subsequent meetings, the Audit Committee receives updates regarding the services actually provided and management may present additional services for approval. The Audit Committee has delegated to the Chairman or, in his absence, any other member, the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full committee at its next meeting.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information, as of May 31, 2008, with respect to beneficial ownership of Common Stock by the only person known by the Company to be the beneficial owner of more than 5% of Neogen Corporation common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (%)
James L. Herbert (1) (2)	774,160	5.3%
Neogen Corporation 620 Lesher Place Lansing, MI 48912

(1)	Includes 96,063 shares of Common Stock that Mr. Herbert has the right to acquire by exercise of options within 60 days of June 30, 2008.
(2)	Includes 129,547 shares held in trust for the spouse of Mr. Herbert.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information about the ownership of Neogen Corporation common stock as of June 30, 2008 by the current directors, the executive officers named in the Summary Compensation Table under “Executive Compensation” and all executive officers and directors as a group.

Name	Number of Shares Owned (1)		Right to Acquire (2)	Total	Percentage of Outstanding Shares
James L. Herbert	678,097	(3)	96,063	774,160	5.3%
Lon M. Bohannon	228,415		47,224	275,639	1.9%
Robert M. Book	12,925		9,750	22,675	*
A. Charles Fischer	—		2,500	2,500	*
Gordon E. Guyer Ph.D.	11,222		18,500	29,722	*
G. Bruce Papesh	800		17,704	18,504	*
Jack C. Parnell	22,034		7,500	29,534	*
Thomas H. Reed	1,125		17,250	18,375	*
Edward L. Bradley	80,352		43,302	123,654	*
Richard R. Current	49,809		4,530	54,339	*
Terri A. Morrical	16,857		58,136	74,993	*
Kenneth V. Kodilla	2,524		13,950	16,474	*
Joseph M. Madden Ph.D.	14,946		6,600	21,546	*
Anthony E. Maltese	22,136		19,493	41,629	*
Mark A. Mozola Ph.D.	3,236		3,801	7,037	*
Paul S. Satoh Ph.D.	13,466		12,300	25,766	*
Clayton K. Yeutter Ph.D.	—		—	—	*
Executive officers and directors as a group (17 persons)	1,157,944		378,603	1,536,547	10.3%

*	Less than 1%
(1)	Excludes shares that may be acquired through stock option exercises.
(2)	Includes shares that may be acquired within 60 days of June 30, 2008 upon exercise of options pursuant to Rule 13d-3 of the Securities Act of 1934.
(3)	Includes 129,547 shares held in trust for the spouse of James L. Herbert.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Neogen Corporation is managed under the direction of its Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board held 5 meetings, and there were a total of 7 committee meetings during 2008. Each director attended more than 75% of the total meetings of the Board and the committees on which he served in 2008. Directors are expected to attend the Annual Meeting of shareholders unless they have a schedule conflict or other valid reason. All the current Board members attended the 2007 Annual Meeting.

Independent Directors

A director is not considered to be independent unless the Board determines that he has no material relationship with Neogen Corporation, either directly or through any organization with which he is affiliated that has a relationship with Neogen Corporation. Based on a review of the responses of the directors to questions about employment history, affiliation and family and other relationships and on discussions with the directors, all non-employee directors may be considered to be independent. As members of management, James L. Herbert, Chairman and Chief Executive Officer and Lon M. Bohannon, President and Chief Operating Officer, are not independent.

Board Committees

The Board has four committees. The current membership, number of meetings held during 2008 and the function performed by each of these committees are described below. None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that each of the committee members meets the independence standards for that committee within the meaning of applicable Nasdaq and SEC regulations.

Audit Committee—Mr. Reed (Chair), Mr. Book and Dr. Guyer currently are members of the Audit Committee. The Audit Committee met 4 times during 2008 and oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board of Directors. Further information regarding the role of the Audit Committee is contained in its charter that is available in the “Investor Relations” section of the Company’s website at www.neogen.com. For further information, see “Audit Committee Report” in this Proxy Statement. The Board has determined that Mr. Reed is an “audit committee financial expert” for purposes of applicable SEC rules.

Compensation Committee—Mr. Parnell (Chair) and Mr. Fischer currently are members of the Compensation Committee, which met 1 time during 2008. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive compensation. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers prior to the beginning of each year, evaluates current year performance in light of those goals and establishes compensation levels for the upcoming year, including salary and bonus targets. Except in the case of the Chief Executive Officer, management provides recommendations to the Compensation Committee concerning compensation for officers. The Compensation Committee does not have a charter.

Stock Option Committee—Mr. Papesh (Chair), Mr. Book and Mr. Reed currently are members of the Stock Option Committee, which met 1 time during 2008. The purpose of the Stock Option Committee is to assist the Board in discharging its overall responsibilities relating to the Neogen Corporation Stock Option Plan. Except in the case of the Chief Executive Officer, management provides recommendations to the Stock Option Committee concerning stock option awards for officers and employees. For further information, see “Compensation Discussion and Analysis” in this Proxy Statement.

Nominating Committee—Mr. Book (Chair) and Mr. Parnell currently serve on the Nominating Committee. The Nominating Committee, which met 1 time during 2008 (as a part of the meeting of the whole of the Board of Directors with Mr. Herbert and Mr. Bohannon abstaining from deliberations and voting during such meetings), makes recommendations to the Board regarding individuals for nomination as director. For further information, see the charter of the Nominating Committee that is available in the “Investor Relations” section of the Company’s website at www.neogen.com. When seeking to identify an individual to become a director to fill a new position or vacancy, the Nominating Committee will consult with incumbent directors, management and others. The Nominating Committee will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would complement the other directors in providing a diversity of expertise and experience and a person’s availability and willingness to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Nominating Committee by writing to the Secretary at 620 Lesher Place, Lansing, Michigan 48912, giving the candidate’s name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

Management’s Role in Determining Executive Compensation

The Compensation Committee makes all final decisions regarding officer compensation. Management’s involvement in executive compensation is typically for the Chief Executive Officer to make recommendations on compensation for those other than himself. No member of the Compensation Committee has served as an officer or employee at any time. No executive officer serves as a member of the compensation committee of any other company that has an executive officer serving as a member of Neogen Corporation’s Board of Directors. None of Neogen Corporation’s executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee.

Lead Director/Executive Sessions of Non-Management Directors

Mr. Parnell has been designated the lead independent director, with responsibility for coordinating the activities of the other independent directors. Mr. Parnell chairs all executive sessions of the Board. Mr. Herbert and Mr. Bohannon do not attend the executive sessions except that either officer may attend a portion of any session upon request. At least one executive session is held yearly.

Contacting the Board of Directors

Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Board of Directors, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912 Attention: Board Secretary. All such communications will be received directly by the Secretary of the Board and will not be screened or reviewed by any other Neogen Corporation employee.

Code of Conduct and Ethics

Neogen Corporation has adopted a Code of Conduct applicable to all Neogen Corporation employees, officers and directors, including specifically the Chief Executive Officer, Chief Financial Officer and Corporate Controller, in the performance of their duties and responsibilities. The Code of Conduct is posted on the Company’s website at www.neogen.com in the “Investor Relations” section and will be mailed to any shareholder upon request to the Secretary at 620 Lesher Place Lansing, Michigan 48912.

Certain Relationships and Related Party Transactions

The Board of Directors acting as a committee of the whole approves or ratifies transactions involving directors, executive officers or principal shareholders, or members of their immediate families or entities controlled by any of them, or in which they have a substantial ownership interest, in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Board of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed for which a decision is required prior to the next regularly scheduled meeting of the Board, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Board at its next meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

Named executive officers (“NEOs”) for SEC reporting purposes are:

Name	Title
James L. Herbert	Chairman & Chief Executive Officer
Lon M. Bohannon	President & Chief Operating Officer
Richard R. Current	Vice President & Chief Financial Officer & Secretary
Edward L. Bradley	Vice President Food Safety Operations
Terri A. Morrical	Vice President Animal Safety Operations

Brief biographies of the NEOs, except Mr. Herbert and Mr. Bohannon follow. Biographies of Mr. Herbert and Mr. Bohannon, who are also Directors of the Company, are included in “Proposal I Election of Directors”.

Edward L. Bradley, age 48, joined Neogen in February 1995 as Vice President of Sales and Marketing for AMPCOR Diagnostics, Inc. In June 1996, he was made a Vice President of Neogen Corporation. Currently, Mr. Bradley is responsible for all activities focused on food safety products on a worldwide basis except Research and Development and European operations. From 1988 to 1995, Mr. Bradley served in several sales and marketing capacities for Mallinckrodt Animal Health, including the position of National Sales Manager responsible for 40 employees in its Food Animal Products Division. Prior to joining Mallinckrodt, he held several sales and marketing positions for Stauffer Chemical Company.

Richard R. Current, age 64, joined the Company in November 1999 as Vice President & Chief Financial Officer. In 2007, he was given the added title of Secretary. Prior to joining Neogen, Mr. Current served as Executive Vice President and Chief Financial Officer of Integral Vision, Inc. from 1994 to 1999 and as Vice President and Chief Financial Officer of the Shane Group, Inc., a privately held company, from 1991 to 1994. Mr. Current was associated with the public accounting firm of Ernst & Young for 24 years and served as Managing Partner of the Lansing, Michigan office from 1986 to 1991.

Terri A. Morrical, age 43, joined Neogen Corporation on September 1, 1992 as part of the Company’s acquisition of WTT, Incorporated. She has directed most aspects of the Company’s Animal Safety operations since she joined the Company and currently serves as Vice President in charge of all of the Company’s Animal Safety operations. From 1986 to 1991, she was Controller for Freeze Point Cold Storage Systems and concurrently served in the same capacity for Powercore, Inc. In 1990, she joined WTT, Incorporated as Vice President and Chief Financial Officer and then became President, the position she held at the time Neogen acquired the business.

Compensation Objectives

Neogen executive compensation programs are designed to be aligned with shareholder value creation and are structured to reward individual and organizational performance and be simple, concise and understandable. A significant percentage of each NEO’s compensation consists of variable pay.

The primary objectives of the compensation programs covering NEOs are to:

•	Attract, retain and motivate highly talented executives who will drive the success of the business;

•	Align incentives with the achievement of measurable corporate, business unit and individual performance objectives based on financial and non-financial measures, as appropriate;

•	Provide over-all compensation that is comparable to similar roles with competitors for talent generally; and

•	Ensure reasonable, affordable and appropriate compensation program costs.

Compensation Elements

The primary pay elements provided to NEOs are:

•	Base salary;

•	Annual bonus delivered through short-term bonus plans; and

•	Equity-based long-term incentive compensation delivered in the form of stock option grants.

Other pay elements include health and welfare benefits plans under which the NEOs receive similar benefits to those provided to all other eligible U.S.-based employees, such as medical, life insurance and disability coverage.

The Compensation Committee is provided materials by management regarding the various compensation elements of each NEO’s compensation package. The Committee makes decisions about each compensation element in the context of each NEO’s total pay package. Positions at higher levels at Neogen Corporation generally have a greater emphasis on variable pay elements of bonus and stock options, although no specific formula, schedule or tier is applied in establishing compensation “mix.”

Each of the compensation elements and its purpose is further described below.

Base Salary: Base salary is intended to compensate the executive for the basic market value of the position, time in the position and the relation of that position to other positions in the Company. Each NEO’s salary and performance are reviewed annually. Factors considered in determining the level of executive pay include the role and responsibilities of position, performance against expectations and an individual’s job experience or unique role responsibilities.

Base salary rate increases from 2007 to 2008 are shown in the following table. Actual earned salary for 2008 is shown in the “Salary” column of the Summary Compensation Table.

Base Salary

Name	2007 Salary Rate	2008 Salary Rate	Percent Increase
James L. Herbert	$275,000	$290,000	5.5%
Lon M. Bohannon	195,000	205,000	5.1%
Richard R. Current	145,000	150,000	3.4%
Edward L. Bradley	128,600	135,000	5.0%
Terri A. Morrical	131,000	135,500	3.4%

Mr. Herbert’s compensation is based on factors including comparison to pay levels of chief executive officers of companies of similar size and complexity (see “Chief Executive Officer Compensation”), the level of business performance in 2007, historical salary increases and time in position. Other NEOs’ compensation was based on the scope of their responsibilities, the level of performance in 2007 and time in position.

Annual Bonus: Annual bonuses are intended to motivate and reward executives for achieving or exceeding specific annual performance goals focused primarily on total Company performance in the case of Mr. Herbert, Mr. Bohannon and Mr. Current, and the performance of the businesses for which the other NEOs are responsible. The bonus potential is established in the same general manner as salaries, with the view that, if the full potential is attained, each NEO’s total cash compensation should be competitive, taking into account the scope of the individual’s responsibility, time in the position and overall level of performance in the role. Bonuses are generally paid in November of the fiscal year following the fiscal year in which they are earned. Bonuses related to the 2007 fiscal year that were paid between November of 2007 and January 2008 were as follows:

Annual Bonus

Name	Target Value	Actual Payments	Payment as Percentage of Target
James L. Herbert	$150,000	$150,000	100%
Lon M. Bohannon	75,000	75,000	100%
Richard R. Current	32,000	30,000	94%
Edward L. Bradley	39,000	35,000	90%
Terri A. Morrical	39,000	24,000	62%

The final determination of the actual bonuses paid included a subjective evaluation of each individual’s performance in light of the competitive environment in the businesses for which he or she had responsibility, other challenges faced by him or her and other significant achievements during the year.

The Chief Executive Officer made recommendations and provided rationale to the Compensation Committee regarding the bonus payout for each other officer. The Compensation Committee reviewed these recommendations and then acted to approve the bonuses paid in the 2008 fiscal year. The Compensation Committee reviewed and acted to approve the bonus payment for the Chief Executive Officer in the 2008 year.

Long-term Incentive Compensation: The objectives of the long-term incentive portion of the compensation package are to:

•	align the personal and financial interests of management and other employees with shareholder interests;

•	balance short-term decision-making with a focus on improving shareholder value over the long term;

•	provide a means to attract, reward and retain a skilled management team; and

•	provide the opportunity to build a further ownership position in Neogen Corporation stock.

The long-term incentive mechanism at Neogen Corporation has been and continues to be stock option awards, the ultimate value of which is dependent on increases in the Company’s stock price. Stock options are granted to provide employees with a personal financial interest in the Company’s long-term success, encourage retention and enable Neogen Corporation to compete for the services of new employees in a competitive market. Neogen Corporation continues to believe that stock options are the most appropriate means to accomplish long-term incentive objectives.

The stock option program is designed to deliver long-term awards at a highly competitive level while incurring a minimal level of expense and shareholder dilution relative to other long-term incentive programs. Neogen Corporation’s compound growth rate in stock price has been 16% over the past 5 years. It is the Company’s view that stock options represent the optimal use of the corporate resources and the best way to achieve the objectives of the long-term compensation element.

Neogen Corporation maintains one equity-based long-term incentive plan that has been previously approved by shareholders—Neogen Corporation 2007 Stock Option Plan, as amended.

In general, options granted by Neogen Corporation are qualified options with five-year lives that vest 20% per year following the year of grant. Certain qualified options are converted to non-qualified options when IRS limitations for qualified options are exceeded. Prior to 2006 these re-characterized options carried three year vesting provisions and ten-year terms. For 2006 and subsequent, the re-characterized options retain the same vesting life provisions as qualified options. A small number of nonqualified stock options, with up to ten-year terms and vesting 33% per year following the year of grant are granted to Directors. In all cases grant prices are equal to the closing price on the day of the grant. Neogen Corporation does not reprice options and does not “reload”—which means the recipient is only able to exercise the number of shares in the original stock option grant. Neogen Corporation’s practice has been to make an annual award to the majority of recipients as well as rare hire-on awards to select new hires.

Annual stock option grants are made at the discretion of the Stock Option Committee, with the exception of non-employee director awards that are granted under the terms of the Stock Option Plan. Management makes recommendations to the Stock Option Committee as to the stock option award levels and terms. The determination with respect to the number of options to be granted to any particular participant is ultimately subjective in nature. While no specific performance measures are applied, factors considered in determining the number of options to be awarded to an individual include his or her level of responsibility and position within the Company, demonstrated performance over time, value to Neogen Corporation’s future success, historic grants, retention concerns and, in the aggregate, share availability under the plan and overall Company expense and shareholder dilution from awards. Management provides the Stock Option Committee information on grants made in the past three years and the accumulated value of all stock option awards outstanding to each NEO.

The table below shows the size of the 2007 stock option grants to each of the NEOs.

Name	Number of Options	Compensation cost Recognized for 2008 Grants (1)(2)
James L. Herbert	64,500	$441,825
Lon M. Bohannon	36,000	246,600
Richard R. Current	21,000	143,850
Edward L. Bradley	21,000	143,850
Terri A. Morrical	21,000	143,850

(1)	Represents 2008 FAS Statement 123R compensation cost recognized by the Company for stock option awards made in 2007.
(2)	The stock option FAS 123R values throughout this Proxy Statement have been calculated using the Black-Scholes option pricing model and the assumptions in the following table:

Black-Scholes Model Assumptions (a)	2008	2007	2006	2005	2004
Risk-free interest rate	4.55%	4.72%	4.90%	3.25%	2.70%
Expected dividend yield	0%	0%	0%	0%	0%
Expected stock price volatility	34.18%	46.64%	44.50%	44.50%	47.00%
Expected option life	4 Years	4 Years	4 Years	4 Years	4 Years

(a)	The risk-free interest rate is based on the US Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

Retirement Plans: A defined contribution plan, the Neogen Corporation 401(k) Retirement Savings Plan (“401(k) Plan”) is available to all eligible U.S. employees including all NEOs. Under the 401(k) Plan, Neogen Corporation matches dollar per dollar of the first 3%, and fifty cents per dollar of the next 2%, of pay contributed by the employee up to the Internal Revenue Code limits ($15,000 annual deferral in 2008). Matching contributions to the 401(k) Plan are vested immediately upon payment.

Health and Welfare Benefits Plans: Benefits such as medical, life insurance and disability coverage are provided to each NEO under benefits plans that are provided to all eligible U.S.-based employees. The benefits plans are part of the overall total compensation offering and are provided to be both competitive with other employers and provide health care coverage for employees and their families. The NEOs have no additional Company-paid health benefits. Similar to all other employees, NEOs have the ability to purchase supplemental life, dependent life, long-term care insurance, dental and accidental death and dismemberment coverage through the Company. The value of these benefits is not included in the Summary Compensation Table since they are purchased by each NEO and are made available to all U.S. employees. No form of post-retirement health care benefits is provided to any employee.

Perquisites: The values of perquisites and other personal benefits for 2008 are included in the “All Other Compensation” column of the Summary Compensation Table. In general the value of perquisites granted to NEOs are considered to be deminimis.

2002 Employee Stock Purchase Plan: Employees in the U.S. are permitted to voluntarily purchase Neogen Corporation stock at a 5% discount through after-tax payroll deductions under the Employee Stock Purchase Plan (“ESPP”) as a way to facilitate employees becoming shareholders of Neogen Corporation. The ESPP purchases stock bi-annually for participants through a third-party plan administrator. With the exception of Mr. Herbert, all NEOs are eligible to participate in the plan.

Executive and Non-Employee Director Stock Ownership Policy

Neogen Corporation has a stock ownership policy in place for all corporate officers, including the NEOs, and Directors. This reflects the Company’s conviction that all senior executives should have meaningful actual share ownership positions in the Company in order to reinforce the alignment of management and shareholder interests. The ownership policy was adopted by the Board of Directors at its meeting July 26, 2007. It is expected that the Compensation Committee will periodically review the policy requirements to ensure they continue to be reasonable and competitive.

The ownership requirements are:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	2 times annual retainer	5 years

Chief Executive Officer	2 times annual salary, including bonus	3 years

Corporate Officers	2 times annual salary including bonus	5 years

Stock owned includes shares owned outright, including 401(k) Plan shares, but does not include stock options. As of May 31, 2008, all non-employee directors and all NEOs are at or above the applicable stock ownership requirement or within the expected time period to comply.

Employment Agreements and Severance Policy

Neogen Corporation does not provide employment or severance agreements. The Company maintains a discretionary severance practice for all eligible employees, which could potentially include the NEOs. The discretionary practice provides for payments as determined by the Company as circumstances warrant.

Chief Executive Officer Compensation

Compensation Information: During 2008, for purposes of its review of Mr. Herbert’s pay, the Compensation Committee considered the following criteria:

•	The success of the Company in the past year

•	The success of the Company over an extended period

•	The importance of Mr. Herbert to the continued success of the Company

Base Salary: Mr. Herbert’s salary increased to $290,000 in the 2008 year. Base salary determinations include consideration of the level of business performance in 2007, historical base salary increases and time in the position and take into consideration all forms of compensation earned, including long term incentive compensation earned.

Annual Bonus: Mr. Herbert achieved 100% of his 2008 bonus objectives resulting in a $150,000 payout based on accomplishments during the year. Mr. Herbert’s bonus payout was $150,000 in 2007.

Long-term Incentive Compensation:

Share-Based Compensation: Effective June 1, 2006, Neogen Corporation adopted the provisions of FAS 123R. FAS 123R requires companies to measure the cost of employee stock options based on the grant-date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the options, typically the vesting period. The provisions of FAS 123R were adopted using the modified-retrospective transition method. Under this method, all prior periods were restated on a consistent basis based on the pro forma expense previously disclosed.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis and, on the basis of such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Jack C. Parnell

A. Charles Fischer

Members of the Compensation Committee

EXECUTIVE COMPENSATION

The table sets forth information regarding all elements of the compensation paid to Neogen Corporation’s principal executive officers, principal financial officer and three other most highly compensated executive officers (the “NEOs”) for fiscal year 2008.

Name and Principal Position	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
James L. Herbert,	$290,000	$150,000	$194,679	$—	$8,575	$643,254
Chairman & Chief
Executive Officer

Lon M. Bohannon,	205,000	75,000	198,759	—	8,050	486,809
President & Chief
Operating Officer

Richard R. Current,	150,000	30,000	111,909	—	6,075	297,984
Vice President &
Chief Financial
Officer

Edward L. Bradley,	135,000	—	107,915	35,000	5,474	283,389
Vice President
Food Safety
Operations

Terri A. Morrical,	135,500	—	110,896	24,000	5,897	276,293
Vice President
Animal Safety
Operations

(1)	SEC rules require separation of the discretionary and formulaic aspects of annual bonus payments into the two separate columns—Bonus and Non-Equity Incentive Plan Compensation.
(2)	Amounts represent 2008 compensation cost recognized based on FAS 123R related to stock option awards during 2008 and prior years. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term Incentive Compensation”. The following table sets forth the 2008 compensation cost recognized for 2008 awards or the portion of awards vested in 2008 from prior grants as shown in the “Option Awards” column:

Option Awards

Name	2008 Awards	2007 Awards	2006 Awards	2005 Awards	2004 Awards	Total

James L. Herbert	$88,365	$8,530	$1,274	$6,060	$90,450	$194,679
Lon M. Bohannon	49,320	40,944	30,576	26,664	51,255	198,759
Richard R. Current	28,770	22,178	16,562	15,756	28,643	111,909
Edward L. Bradley	28,770	22,178	15,288	14,544	27,135	107,915
Terri A. Morrical	28,770	23,884	16,562	14,544	27,136	110,896

(3)	Includes 401 (k) Plan and Employee Stock Purchase Plan matching contributions on account of the 2008 fiscal year. See “Compensation Discussions and Analysis—Compensations Elements” for additional information on these amounts.

The following table indicates the “mix” of total direct compensation for the NEOs in 2008 based on salary, total bonus payment and the FAS 123R compensation expense of 2008 option awards:

Name	Salary	Annual Bonus	Stock Option Grant- Date Value using Black-Scholes (1)
James L. Herbert	$290,000	$150,000	$441,825
Lon M. Bohannon	205,000	75,000	246,600
Richard R. Current	150,000	30,000	143,850
Edward L. Bradley	135,000	35,000	143,850
Terri A. Morrical	135,500	24,000	143,850

(1)	Calculations use grant-date fair value based on FAS 123R for 2007 stock options grants. For purposes of this table, the calculations do not attribute the compensation cost to the requisite vesting period.

Grants of Plan-Based Awards

This table sets forth additional information regarding the range of option awards granted to the NEOs in 2008 that are disclosed in the Summary Compensation Table.

Name	Grant Date (1)	Number of Securities Underlying Options	Exercise of Base Price of Options Awards (2)	Grant-date Fair Value of Options Awards (3)
James L. Herbert	8/9/2007	64,500	$20.33	$441,825
Lon M. Bohannon	8/9/2007	36,000	20.33	246,600
Richard R. Current	8/9/2007	21,000	20.33	143,850
Edward L. Bradley	8/9/2007	21,000	20.33	143,850
Terri A. Morrical	8/9/2007	21,000	20.33	143,850

(1)	Grant Date pertains to the 2008 stock options awards
(2)	In accordance with the terms of the 2007 Plan, these options were granted at 100% of the closing market price on the day of the grant. Options have a five-year term and generally become exercisable as to 20% of the shares on each of the five anniversary dates of the grant.
(3)	Represents grant-date value based on FAS 123R for 2008 option grants. For information on 2008 valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term, Incentive Compensation”.

Outstanding Equity Awards at Fiscal Year-End

This table sets forth information as to unexercised options that were held by the NEOs at May 31, 2008.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
James L. Herbert
	549	1,974	$10.13	10/10/2008
	74,873	—	10.13	10/10/2011
	900	600	13.63	12/21/2009
	6,000	—	13.63	12/21/2014
	240	360	12.27	10/31/2010
	600	300	12.27	10/30/2015
	—	6,000	13.53	11/3/2011
	—	18,995	20.33	8/9/2012
	—	45,506	20.33	8/9/2012

	83,162	73,735
Lon M. Bohannon
	4,469	2,400	$10.13	10/10/2008
	3,713	2,640	13.63	12/21/2009
	26,400	—	13.63	12/21/2014
	1,604	4,810	12.27	10/31/2010
	—	9,328	12.27	10/30/2015
	1,341	20,547	13.53	11/3/2011
	2,497	8,253	13.53	11/3/2011
	—	5,043	20.33	8/9/2012
	—	30,657	20.33	8/9/2012

	40,024	83,678
Richard R. Current
	—	2,649	$10.13	10/10/2008
	—	2,376	13.63	12/21/2009
	—	4,629	12.27	10/31/2010
	—	3,929	12.27	10/30/2015
	179	14,509	13.53	11/3/2011
	151	1,090	13.53	11/3/2011
	—	8,507	20.33	8/9/2012
	—	12,494	20.33	8/9/2012

	330	50,183
Edward L. Bradley
	—	2,946	$10.13	10/10/2008
	19,019	—	10.13	10/10/2013
	—	2,368	13.63	12/27/2009
	12,083	—	13.63	12/21/2014
	—	4,320	12.27	10/31/2010
	7,200	3,600	12.27	10/30/2015
	800	14,385	13.53	11/3/2011
	—	1,215	13.53	11/3/2011
	—	8,634	20.33	8/9/2012
	—	12,366	20.33	8/9/2012

	39,102	49,834

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
Terri A. Morrical
	423	—	$6.53	9/11/2012
	4,178	2,671	10.13	10/10/2008
	20,397	—	10.13	10/10/2013
	3,294	2,367	13.63	12/21/2009
	12,084	—	13.63	12/21/2014
	1,560	4,680	12.27	10/31/2010
	7,800	3,900	12.27	10/30/2015
	690	15,381	13.53	11/3/2011
	3,510	1,419	13.53	11/3/2011
	—	7,890	20.33	8/9/2012
	—	13,110	20.33	8/9/2012

	53,936	51,418

(1)	Vesting schedules for Incentive Stock Options are 20% of the shares on each of the first five anniversary dates of the grant. Non-Qualified options that result from Incentive Stock Option grants in excess of allowable amounts had various vesting schedules prior to 2006.

Option Exercises and Stock Vested

This table sets forth information with respect to option exercises by the NEOs during 2008.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
James L. Herbert	118,930	$1,753,105
Lon M. Bohannon	48,038	640,679
Richard R. Current	60,039	770,022
Edward L. Bradley	32,649	510,203
Terri A. Morrical	36,691	540,682

(1)	Represents the difference between the exercise price and the closing price of the Common Stock as reported as the NASDAQ-GS closing price on the exercise date.

Pension Benefits

Neogen Corporation sponsors no defined benefits plans, therefore, none of the NEOs participate in a defined benefit plan sponsored by Neogen Corporation.

As of May 31, 2008, each NEO holds the following unvested stock options from the 1997 Stock Option Plans that, under the terms of the plan and at the discretion of the Board of Directors, could be vested upon the occurrence of certain significant corporate transactions such as a merger or other business combination.

Name	Number of Unvested Options (1)	Underlying Unrealized Value of Options
James L. Herbert	78,735	$511,622
Lon M. Bohannon	83,678	854,865
Richard R. Current	50,183	519,590
Edward L. Bradley	49,834	515,332
Terri A. Morrical	51,418	535,520

(1)	The unrealized value of unvested options was calculated by multiplying the number of shares underlying unvested options by the closing price of the stock as of May 31, 2008 ($26.34), less the exercise price of the unvested option grants

COMPENSATION OF DIRECTORS

Director Compensation

This table sets forth information regarding compensation paid during 2008 to directors who were not employees.

Name	Option Awards (1)	All Other Compensation		Total
Robert M. Book	$14,731	$—		$14,731
A. Charles Fischer	11,862	—		11,862
Gordon E. Guyer Ph.D.	14,731	—		14,731
G. Bruce Papesh	14,731	—		14,731
Jack C. Parnell	14,731	11,250	(2)	25,981
Thomas H. Reed	14,731	—		14,731
Clayton K. Yeutter Ph.D.	8,330	—		8,330

(1)	Amounts represent 2008 compensation cost recognized based on FAS 123R related to stock option awards during 2008 and prior years. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term Incentive Compensation”. The following table sets for the 2008 compensation cost recognized for 2008 awards or the portion of awards vested in 2008 from prior grants as shown in the “Option Awards” column.
(2)	Amount represents a retainer paid to the law firm of Kahn, Soares and Conway for consulting services. Mr. Parnell is a member of this firm. Effective August 1, 2007, the amount of the retainer was reduced to $750 monthly. The Company has not used services of Kahn, Soares and Conway in excess of those allowed for in the retainer since prior to fiscal 2002 and does not expect to exceed those levels in the future.

Option Award

Name	2008 Awards	2007 Awards	2006 Awards	2005 Awards	2004 Awards	Total
Robert M. Book	$3,332	$3,412	$2,548	$2,424	$3,015	$14,731
A. Charles Fischer	3,332	8,530	—	—	—	11,862
Gordon E. Guyer Ph.D.	3,332	3,412	2,548	2,424	3,015	14,731
G. Bruce Papesh	3,332	3,412	2,548	2,424	3,015	14,731
Jack C. Parnell	3,332	3,412	2,548	2,424	3,015	14,731
Thomas H. Reed	3,332	3,412	2,548	2,424	3,015	14,731
Clayton K. Yeutter Ph.D.	8,330	—	—	—	—	8,330

The grant-date fair value based on FAS 123R of the stock option awards granted in 2008, the FAS 123R compensation cost recognized for 2008 grants and outstanding option awards at May 31, 2008 were:

Name	Grant-Date Fair Value based On FAS 123 R Of 2008 Grants	Compensation Cost Recognized for 2008 Grants	Option Awards Outstanding at May 31, 2008
Robert M. Book	$3,332	$3,332	14,750
A. Charles Fischer	3,332	3,332	9,500
Gordon E. Guyer Ph.D.	3,332	3,332	23,500
G. Bruce Papesh	3,332	3,332	22,704
Jack C. Parnell	3,332	3,332	12,500
Thomas H. Reed	3,332	3,332	22,250
Clayton K. Yeutter Ph.D.	8,330	8,330	5,000

Until August 1, 2007, the company did not pay director’s fees to any director for attendance at meetings of the Board or standing committees. Effective August 1, 2007 directors are paid $1,000 for each Board meeting attended and $500 for each committee meeting attended. All non-employee directors will continue to be granted non-qualified options to purchase 5,000 shares of Common Stock when first elected to the Board of Directors and non-qualified options to purchase 2,000 shares of Common Stock upon subsequent election to, or commencement of annual service on, the Board of Directors. The options expire ten years after the date of grant and vest over three years in equal annual installments commencing with the first anniversary of the date of grant. All directors are eligible to receive reimbursement for all ordinary travel expenses related to attendance at Board or committee meetings.

AUDIT COMMITTEE REPORT

The undersigned constitute the Audit Committee of the Board of Directors of Neogen Corporation. The committee serves in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Neogen’s independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of management’s assessment of internal control over financial reporting. The Committee monitors and oversees these processes. The Committee also approves the selection and appointment of Neogen’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the shareholders.

In this context, the Committee met and held discussions with management and Ernst & Young LLP throughout the year and reported the results of our activities to the Board of Directors. Specifically the following were completed:

•	Reviewed and discussed the audited financial statements for the fiscal year ended May 31, 2008 with Neogen’s management;

•	Discussed with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended; and

•

Received written disclosure regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP its independence.

Based on the above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s fiscal year 2008 annual report on Form 10-K and the Company’s annual report to shareholders.

Submitted by:

Thomas Reed

Robert Book

Gordon Guyer

Members of the Audit Committee

ADDITIONAL INFORMATION

Shareholder Proposals for the 2009 Annual Meeting

The deadline for submission of shareholder proposals to be presented at the 2009 annual meeting, but which will not be included in the proxy materials and form of proxy relating to such meeting, is May 15, 2009. Any such proposal received at Neogen Corporation’s principal executive offices in Lansing, Michigan after such date may be considered untimely and excluded. If such proposal is presented at the 2009 annual meeting, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires beneficial owners of more than 10% of Neogen Corporation Common Stock, among others, to file reports with respect to changes in their ownership of Common Stock. Dr. Joseph Madden, a Vice President of the Company, was delinquent in filing a Form 4 in March 2008.

Other Action

At this time, no other matter other than those referred to above is known to be brought before the meeting. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matter.

Expenses of Solicitation

The cost of solicitation of proxies for the Annual Meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Richard R. Current

Secretary

September 2, 2008

APPENDIX A

AUDIT COMMITTEE CHARTER

NEOGEN CORPORATION

PURPOSE

The purpose of the Audit Committee (the Committee) is to assist the Board of Directors (the Board) of Neogen Corporation (the Company) in overseeing: (1) the integrity the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) performance of the Company’s internal auditors and independent auditor.

COMMITTEE STRUCTURE

The Committee shall consist of at least three directors. Each member of the Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission. The Board may, at any time and in its complete discretion, replace a Committee member.

MEETINGS

The Committee shall meet as often as necessary. The Committee shall meet periodically, in separate, private sessions with management, the independent auditor and the internal auditors (if any) to discuss anything the Committee or these groups believe should be discussed. The Committee may require any Company officer or employee or the Company’s outside counsel or external auditor to attend a Committee meeting or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary. The Committee shall meet in executive session at least twice a year. The Committee shall maintain minutes and other relevant documentation of all of its meetings.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall directly appoint, retain, compensate, evaluate and terminate the Company’s independent auditor. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee.

The Committee shall have the authority to engage, without additional Board approval, independent legal, accounting and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate administrative expenses that are necessary and appropriate to carry out its duties.

The Committee shall preapprove all auditing and non-auditing services of the independent auditor, subject to deminimus exceptions for other than audit, review or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service. The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guarantee the independent auditor’s report, or to guarantee other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors and accountants.

OVERSIGHT OF THE COMPANY’S INDEPENDENT AUDITORS

The independent auditors for the Company are accountable to the Board and the Committee, as representatives of the shareholders, and the Committee shall instruct the independent auditors to that effect.

The Committee shall discuss the scope of the annual audit with management and the independent auditors.

The Committee shall obtain and review a report by the independent auditors, at least annually, describing: (1) the independent auditors’ quality-control procedures; (2) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with these issues and (3) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in the Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees). The Committee shall review and evaluate the qualifications, performance and independence of the independent auditors and the lead audit partner of the independent auditors, and present its conclusions with respect to the independent auditors to the full Board not less than annually.

The Committee shall assure the regular rotation of the audit partner as required by Section 10A(j) of the Exchange Act.

The Committee shall set clear hiring policies for employees and former employees of the independent auditors that are consistent with Section 10A(l) of the Exchange Act.

DISCLOSURE AND FINANCIAL STATEMENTS

The Committee shall review and discuss the annual financial statements with management and the independent auditors and then report whether the Committee recommends to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

The Committee shall review and discuss with management and the independent auditors: (1) major issues regarding accounting principles and financial statement presentations, including significant changes in the Company’s selection or applications of accounting principles; (2) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

The Committee shall obtain, review and discuss reports from the independent auditors regarding: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditors and reasons for favoring that treatment; and (3) other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.

The Committee shall discuss with the independent auditors and then disclose the matters required to the discussed and disclosed by SAS 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management.

The Committee shall discuss with management the type and presentation of information included in the Company’s results of operations press releases. This discussion will be generally held with management and the independent auditors following the completion of the auditors’ quarterly or year-end procedures and prior to the release of the press release. The Chairman of the Committee may represent the entire Committee for the purpose of this discussion.

The Committee shall review the CEO and CFO’s disclosure and certifications under Section 302 and 906 of the Sarbanes-Oxley Act.

COMPLIANCE AND REGULATORY OVERSIGHT RESPONSIBILITIES

The Committee shall review and approve all related party transactions.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls, and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

The Committee shall review with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies.

LIMITATION OF AUDIT COMMITTEE ROLE

The Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. Management is responsible for the fair presentation of the information set forth in the financial statements in conformity with Generally Accepted Accounting Principles. The independent auditors’ responsibility is to provide their opinion, based on their audits, that the financial statements fairly present, in all material respects, the financial position results of operations and cash flows if the Company’s in conformity with Generally Accepted Accounting Principles. While the Committee has the responsibilities and power set forth in this Charter, it’s not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in conformity with Generally Accepted Accounting Principles. Further, it is not the duty of the Committee to assure compliance with acceptable laws and regulations, or the Company’s Code of Conduct.

Adopted by the Committee July 22, 2004 and by the Board July 23, 2004.

PROXY

NEOGEN CORPORATION

Annual Meeting of Shareholders – October 9, 2008

The undersigned hereby appoints Lon M. Bohannon and Richard R. Current, and each of them with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Neogen Corporation referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR THE PROPOSAL ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

Please sign, date and mail your

proxy card back as soon as possible!

Annual Meeting of Shareholders

NEOGEN CORPORATION

October 9, 2008

Please Detach and Mail in Envelope Provided

☒	Please mark your vote as in this example.

	FOR	WITHHELD
1. ELECTION OF DIRECTORS	☐	☐
Nominees:
James L. Herbert
G. Bruce Papesh
Thomas H. Reed

To withhold authority to vote for any individual nominee(s) write his or their names in the following space:

2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM.

FOR	WITHHELD	ABSTAIN
☐	☐	☐

SIGNATURE(S)	TITLE

DATE                                                  , 2008

NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.